UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2011
BRONCO DRILLING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51471	20-2902156

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16217 North May Avenue Edmond, OK	73013

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 242-4444
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
The information provided in Item 2.03 is incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 9, 2011, Bronco Drilling Company, Inc. (the “Company”) entered into an amendment to its revolving credit facility (the “Amended Credit Facility”) with Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa. The Amended Credit Facility reduced the commitment of the lender from $75 million to $45 million and reduced the number of drilling rigs pledged as collateral thereunder.
The description of the Amended Credit Facility set forth herein is a summary, is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed with this report and incorporated by reference herein.
Item 7.01 Regulation FD Disclosure.
On February 11, 2011, the Company issued its monthly operational press release and rig status report for the month of January 2011. The full text of the press release and rig status report is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
In accordance with General Instruction B.2 to Form 8-K, the information contained in Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Number	Exhibit
10.1
First Amendment to Credit Agreement, dated February 9, 2011, by and among Bronco Drilling Company, Inc., certain subsidiaries thereof, and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.

99.1	Press Release issued by Bronco Drilling Company, Inc., dated February 11, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRONCO DRILLING COMPANY, INC.
Date: February 11, 2011	By:	/s/ MATTHEW S. PORTER
Matthew S. Porter
Chief Financial Officer

Exhibit Index

Number	Exhibit
10.1
First Amendment to Credit Agreement, dated February 9, 2011, by and among Bronco Drilling Company, Inc., certain subsidiaries thereof, and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa.

99.1	Press Release issued by Bronco Drilling Company, Inc., dated February 11, 2011.